Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement (No. 333-38912) on Form S-8 of Forest City Enterprises, Inc. of our report dated April 28, 2010, relating to our audit of the financial statements of Uptown Housing Partners, LP as of and for the year ended December 31, 2009, which appears in Forest City Enterprises, Inc.’s Form 10-K/A for its year ended January 31, 2010, filed on April 28, 2010.

/s/ McGladrey & Pullen, LLP
Cleveland, Ohio
December 8, 2010